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                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

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[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                         GULF ISLAND FABRICATION, INC.
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               (Name of Registrant as Specified In Its Charter)


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   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


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Notes:

                     [GULF ISLAND FABRICATION, INC. LOGO]

                         GULF ISLAND FABRICATION, INC.
                               583 THOMPSON ROAD
                            HOUMA, LOUISIANA 70363

                               ----------------

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                           TO BE HELD APRIL 27, 2000

                               ----------------

TO THE SHAREHOLDERS OF GULF ISLAND FABRICATION, INC.:

  The annual meeting of shareholders of Gulf Island Fabrication, Inc. (the "Company") will be held at 10:00 a.m., local time, on Thursday, April 27, 2000, at the office of the corporation, 583 Thompson Road, Houma, Louisiana for the following purposes, more fully described in the accompanying proxy statement:

  1. To elect three Class III directors.

  2. To ratify the appointment of Ernst & Young LLP as the independent auditors to audit the financial statements of the Company and its subsidiaries for the year 2000.

  3. To transact such other business as may properly come before the meeting and any adjournments thereof.

  The Board of Directors has fixed the close of business on March 10, 2000 as the record date for the determination of shareholders entitled to notice of and to vote at the annual meeting and all adjournments thereof.

  Your vote is important regardless of the number of shares you own. Whether or not you plan to attend the annual meeting, please mark, date and sign the enclosed proxy card and return it promptly in the enclosed stamped envelope. Furnishing the enclosed proxy will not prevent you from voting in person at the meeting should you wish to do so.

                                           By Order of the Board of Directors

                                                  /s/ Valarae L. Bates
                                                    Valarae L. Bates
                                                        Secretary

Houma, Louisiana
March 24, 2000

                         GULF ISLAND FABRICATION, INC.
                               583 THOMPSON ROAD
                            HOUMA, LOUISIANA 70363

                                PROXY STATEMENT

                        ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD APRIL 27, 2000

  This Proxy Statement is furnished to shareholders of Gulf Island Fabrication, Inc. (the "Company") in connection with the solicitation of proxies on behalf of the Company's Board of Directors for use at its annual meeting of shareholders to be held at the date, time and place set forth in the accompanying notice and at any adjournment thereof (the "Meeting"). The date of this Proxy Statement is March 24, 2000.

  On March 10, 2000, the record date for determining shareholders entitled to notice of and to vote at the Meeting, the Company had outstanding 11,638,400 shares of common stock ("Company Stock"), each of which is entitled to one vote on all matters to be considered at the Meeting.

  Shares represented by all properly executed proxies on the enclosed form received in time for the Meeting will be voted at the Meeting. A proxy may be revoked at any time before it is exercised by filing with the Secretary of the Company an instrument revoking it or a duly executed proxy bearing a later date, or by attending the Meeting and voting in person. Unless revoked, the proxy will be voted as specified and, if no specifications are made, will be voted in favor of the proposed nominees and for the ratification of the appointment of auditors as described herein.

  The cost of soliciting proxies in the enclosed form will be borne by the Company. In addition to the use of the mails, proxies may be solicited by personal interview, telephone, telefax and telegraph. Banks, brokerage houses and other institutions, nominees and fiduciaries will be requested to forward solicitation materials to the beneficial owners of the shares of Common Stock of the Company; upon request, the Company will reimburse such persons for reasonable out-of-pocket expenses incurred in connection therewith.

                             ELECTION OF DIRECTORS

  The Company's Amended and Restated Articles of Incorporation provide for a Board of Directors consisting of three classes, with the number of directors to be set forth in the By-laws. The By-laws provide for a Board of Directors of seven persons. The term of office of the Class III directors will expire at the Meeting, and the persons listed as the Class III nominees in the table below will be nominated for election to the Board of Directors for a term expiring in 2003. The term of office of the Class I directors will expire at the 2001 annual meeting. The term of office of the Class II directors will expire at the 2002 annual meeting.

  The Board of Directors has nominated three candidates for election at the Meeting and recommends that shareholders vote FOR the election of the nominees. Proxies cannot be voted for more than three candidates. In the absence of contrary instructions, the proxy holders will vote for the election of the three nominees listed below. In the unanticipated event that any nominee is unavailable as a candidate for director, the persons named in the accompanying proxy will vote for a substitute candidate nominated by the Board of Directors.

  The following table sets forth as of January 1, 2000, for each nominee, each other director of the Company whose term will continue after the Meeting and each of the executive officers of the Company, the age, positions with the Company, and principal occupations and employment during the past five years of each such person, any family relationships among such persons, and, if a nominee or a director, each person's directorships in other public corporations and the year that he was first elected a director of the Company or its predecessor. All executive officers serve at the pleasure of the Board of Directors of the Company.

                         Positions with the Company, Principal Occupations,
                       Directorships in Other Public Corporations, and Family  Director
    Name and Age                            Relationships                       Since
    ------------       ------------------------------------------------------- --------


Nominees for Election as Class III Directors (for term expiring in 2000)


Kerry J. Chauvin, 52   Director, President and Chief Executive Officer of the    1985
                       Company.

Alden J. ("Doc")       Director and Chairman of the Board of the Company.        1985
 Laborde, 84           Father of John P. Laborde.

Huey J. Wilson, 71     Director of the Company. Chairman of the Board and        1997
                       Chief Executive Officer of Huey Wilson Interests, Inc.
                       ("Wilson Interests"), a financial and business
                       management company, and of Wilson Jewelers, Inc.
                       ("Wilson Jewelers"), a jewelry store chain.

Continuing Class I Directors (term expires in 2001)



Thomas E. Fairley, 51  Director of the Company. Director, President and Chief    1997
                       Executive Officer of Trico Marine Services, Inc., a
                       marine vessel operator.

Hugh J. Kelly, 74      Director of the Company. Consultant to the oil and gas    1997
                       industry. Chief Executive Officer of ODECO, Inc., an
                       offshore drilling contractor, until 1989. Director of
                       Chieftain International, Inc., an oil and gas
                       exploration and development company. Director of
                       Tidewater Inc., a supplier of offshore marine
                       transportation and other services until July of 1999.

Continuing Class II Directors (term expires in 2002)



Gregory J. Cotter, 51  Director and financial advisor to the Company.            1985
                       Director, President and Chief Operating and Financial
                       Officer of Wilson Interests and Director, President,
                       and Chief Financial Officer of Wilson Jewelers, Inc.

John P. ("Jack")       Director of the Company. Chief Executive Officer of All   1997
 Laborde, 50           Aboard Development Corporation ("All Aboard"), an
                       independent oil and gas exploration and production
                       company, since 1996 and President of All Aboard since
                       1998. Vice President of All Aboard from November, 1993,
                       to March, 1996. Consultant to the Company from April,
                       1996, to December, 1996, and International Marketing
                       Manager of the Company from April, 1992, to March,
                       1996. Son of Alden J. Laborde.

Executive Officers not Serving as Directors



Murphy A. Bourke, 55   Executive Vice President--Marketing of the Company.        N/A
                       Vice President--Marketing of the Company until
                       December, 1999.

William A. Downey, 53  President of Gulf Island, L.L.C., a wholly owned           N/A
                       fabrication subsidiary of the Company. Vice President--
                       Operations of the Company until December, 1999.

Joseph P. Gallagher,   Vice President--Finance, Chief Financial Officer, and      N/A
 III, 49               Treasurer of the Company

  During 1999, the Board of Directors of the Company held five meetings. The Board of Directors has an Audit Committee (the "Audit Committee"), of which Mr. Cotter, Chairman, Mr. Fairley, and John P. Laborde are members, and a Compensation Committee (the "Compensation Committee"), of which Mr. Wilson, Chairman, Mr. Cotter, Mr. Kelly, and Alden J. Laborde, are members. The Board of Directors does not have a

Nominating Committee. The Audit Committee, which met twice during 1999, reviews the Company's annual audit and meets with the Company's independent auditors to review the Company's internal controls and financial management practices. The Compensation Committee, which met twice during 1999, recommends to the Board of Directors compensation for the Company's key employees, administers the Company's stock incentive plan, and performs such other functions as may be prescribed by the Board of Directors. The composition of Board committees is reviewed and re-determined each year at the initial meeting of the Board after the annual meeting of shareholders. Each of the present directors attended at least 75% of the aggregate number of the 1999 meetings of the Board and of the committees on which he served during the periods of his Board membership and committee service except Mr. Kelly, who attended four of the five Board meetings and one of the two Compensation Committee meetings.

  For services as Chairman of the Board during 1999, Alden J. Laborde received fees of $73,667. Effective June, 1999, compensation arrangement for Alden J. Laborde's services as Chairman of the Board was changed from an annual fee of $100,000 to the same compensation arrangement for each of the other non-employee directors. Each other non-employee director receives an annual fee of $12,000 for his services as a director and an attendance fee of $1,000 for each Board or committee meeting. All directors are reimbursed for reasonable out-of-pocket expenses incurred in attending Board and committee meetings.

Section 16(a) Beneficial Ownership Reporting Compliance

  Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers, controller, and beneficial owners of more than 10% of the Common Stock to file certain beneficial ownership reports with the Securities and Exchange Commission. Each of Messrs. Chauvin, Downey, Bourke and Gallagher, failed to file timely a statement on Form 5 for 1999, reporting the granting of employee stock options. These transactions were reported late on a Form 4 filed for March 2000.

                                STOCK OWNERSHIP

  The following table sets forth, as of December 31, 1999, certain information regarding beneficial ownership of Company Common Stock by (i) each director of the Company, (ii) each executive officer of the Company, (iii) all directors and executive officers of the Company as a group, and (iv) each other shareholder known by the Company to be the beneficial owner of more than 5% of the outstanding Common Stock. Unless otherwise indicated, the Company believes that the shareholders listed below have sole investment and voting power with respect to their shares based on information furnished to the Company by such shareholders.

                                                                   Percent of
                                              Number of Shares    Outstanding
         Name of Beneficial Owner          Beneficially Owned (1) Common Stock
         ------------------------          ---------------------- ------------
Murphy A. Bourke..........................          41,800               *
Kerry J. Chauvin..........................         115,800(2)            *
Gregory J. Cotter.........................           5,000(3)            *
William A. Downey.........................          50,900               *
Thomas E. Fairley.........................          10,000               *
Joseph P. Gallagher, III..................          56,400               *
Hugh J. Kelly.............................           4,000               *
Alden J. Laborde (4)......................       1,524,900            13.1%
John P. Laborde...........................          83,100(5)            *
Huey J. Wilson(6).........................       2,201,000(7)         18.9%
All directors and executive officers as a
 group (10 persons).......................       4,092,900            34.8%

--------
*  Less than one percent.
(1) Includes shares that could be acquired within sixty days after December 31, 1999 upon the exercise of options granted pursuant to the Company stock option plan, as follows: Mr. Bourke, 19,600 shares; Mr. Chauvin, 51,600 shares; Mr. Downey, 21,900 shares; Mr. Gallagher, 16,400 shares; all directors and executive officers as a group, 109,500 shares.
(2) Includes 200 shares owned by one of Mr. Chauvin's children. Mr. Chauvin disclaims beneficial ownership of these shares.
(3) Does not include any of the shares referred to in note (7) below.
(4) The address of Mr. Laborde is 210 Baronne Street, Suite 822, New Orleans, Louisiana 70112.
(5) Includes 51,000 shares owned by Mr. Laborde's two children.
(6) The address of Mr. Wilson is 3636 South Sherwood Forest Boulevard, Suite 650, Baton Rouge, Louisiana 70816.
(7) Includes 100,000 shares held by a charitable foundation of which Messrs. Cotter and Wilson are trustees. Messrs. Cotter and Wilson disclaim beneficial ownership of these shares.

                            EXECUTIVE COMPENSATION

  The following table summarizes the compensation paid in 1999, 1998, and 1997 by the Company to its Chief Executive Officer and each of its most highly compensated executive officers whose salary and bonus exceeded $100,000 for 1999 (collectively, the "Named Executive Officers").

                          Summary Compensation Table

                                       Annual
                                    Compensation    Securities
                                  ----------------- Underlying    All Other
Name and Principal Position  Year  Salary  Bonus(1) Options(#) Compensation(2)
---------------------------  ---- -------- -------- ---------- ---------------
Kerry J. Chauvin...........  1999 $259,448 $ 35,037   15,000       $6,985
  President and Chief        1998  262,917  271,994   15,000        7,974
   Executive Officer         1997  237,709  410,002   96,000        7,824


William A. Downey..........  1999  152,228   15,654    6,500        6,985
  President of Gulf Island,  1998  146,917  121,525    6,500        7,974
   L.L.C.(3)                 1997  134,416  205,001   45,000        7,824


Murphy A. Bourke...........  1999  137,396   14,808    6,000        6,985
  Executive Vice President   1998  139,167  114,956    6,000        7,974
  Marketing(4)               1997  129,493  205,001   40,000        7,824

Joseph P. Gallagher, III...  1999  129,572   13,962    6,000        6,985
  Vice President--Finance,   1998  131,000  108,387    6,000        7,974
   Chief Financial Officer   1997  117,773  136,667   32,000        7,222
   and Treasurer

--------
(1) For 1999, the Company's executive officers were paid bonuses equal to a percentage of their base salary (the "Target Portion of Base Salary") using a ratio of actual income before taxes to a designated benchmark of income before taxes (the "Benchmark"). The Target Portion of Base Salary for 1999 was 50% for Mr. Chauvin and 40% for each of Messrs. Downey, Bourke and Gallagher. The Benchmark for 1999 was approximately $14.1 million. As bonuses for 1999, each executive officer, including Mr. Chauvin, received 2% of his Target Portion of Base Salary for each percentage point by which actual consolidated income before taxes exceeded 50% of the Benchmark reduced by 10% for each 1% reduction in return on equity from 15% to 5%.
(2) Includes (i) matching and profit-sharing contributions of $6,596, $6,596, $6,596 and $6,596 in 1999, $7,574, $7,574, $7,574 and $7,574 in 1998, and
    $7,414, $7,414, $7,414 and $6,812 in 1997 to the Company's 401(k) plan on behalf of Messrs. Chauvin, Downey, Bourke and Gallagher, respectively, and
    (ii) premium payments of $389, $389, $389 and $389 in 1999, $400, $400,
    $400 and $400 in 1998, and $410, $410, $410 and $410 in 1997 for Messrs.
    Chauvin, Downey, Bourke and Gallagher, respectively, under a long-term disability insurance plan, which premium payments are attributable to benefits in excess of those benefits provided generally for other employees.
(3) Mr. Downey served as Vice President--Operations of the Company until December 31, 1999.
(4) Mr. Bourke served as Vice President--Marketing of the Company until December 31, 1999.

Stock Option Grants

  The following table sets forth information with respect to all stock options granted in 1999 by the Company to each of the Named Executive Officers.

                             Option Grants in 1999

                                                                                      Grant
                                 Individual Grants                                  Date Value
----------------------------------------------------------------------------------- ----------
                             Number of        % of Total
                             Securities     Options Granted Exercise or             Grant Date
                         Underlying Options To Employees in     Base     Expiration  Present
          Name             Granted (#)(1)        1999       Price ($/Sh)    Date    Value $(2)
------------------------ ------------------ --------------- ------------ ---------- ----------
Kerry J. Chauvin........       15,000            13.0%         7.125     1/29/2009    77,700
William A. Downey.......        6,500             5.6%         7.125     1/29/2009    33,670
Murphy A. Bourke........        6,000             5.2%         7.125     1/29/2009    31,080
Joseph P. Gallagher
 III....................        6,000             5.2%         7.125     1/29/2009    31,080

--------
(1) Each of the stock options granted in 1999 by the Company to the Named Executive Officers will become exercisable over a five-year period. The stock options will become immediately exercisable in their entirety upon
    (i) a reorganization, merger or consolidation of the Company in which the Company is not the surviving entity, (ii) the sale of all or substantially all of the assets of the Company, (iii) a liquidation or dissolution of the Company, (iv) a person or group of persons, other than Alden J. Laborde or Huey J. Wilson or any employee benefit plan of the Company, becoming the beneficial owner of 30% or more of the Company's voting stock or (v) the replacement of a majority of the Board of Directors in a contested election (a "Significant Transaction"). The Compensation Committee also has the authority to take several actions regarding outstanding stock options upon the occurrence of a Significant Transaction, including requiring that outstanding stock options remain exercisable only for a limited time, providing for mandatory conversion of outstanding stock options in exchange for either a cash payment or Common Stock, making equitable adjustments to stock options or providing that outstanding stock options will become stock options relating to securities to which a participant would have been entitled in connection with the Significant Transaction if the stock options had been exercised.

(2) The Black-Scholes option-pricing model was used to determine the grant date present value of the stock options granted in 1999 by the Company to the Named Executive Officers. Under the Black-Scholes option-pricing model, the grant date present value of each stock option referred to in the table was calculated to be $5.18. The following facts and assumptions were used in making such calculation: (i) an exercise price of $7.125 for each such stock option; (ii) a fair market value of $7.125 for one share of Common Stock on the date of grant; (iii) no dividend payments on Common Stock; (iv) a stock option term of 10 years; (v) a stock volatility of 64.1%, based on an analysis of monthly closing stock prices of shares of Common Stock during a 33-month period; and (vi) an assumed risk-free interest rate of 6.93%, which is equivalent to the yield on a ten-year treasury note on the date of grant. No other discounts or restrictions related to vesting or the likelihood of vesting of stock options were applied. The resulting grant date present value of $5.18 for each stock option was multiplied by the total number of stock options granted to each of the Named Executive Officers to determine the total grant date present value of such stock options granted to each Named Executive Officer, respectively.

Outstanding Stock Options

  The following table sets forth information with respect to all outstanding Company stock options held by each of the Named Executive Officers as of December 31, 1999.

               Aggregated Option Values as of December 31, 1999

                                                    Number of Securities      Value of Unexercised
                          Number of                Underlying Unexercised     In-the-Money Options
                           Shares                  Options at 12/31/99 (#)       at 12/31/99 ($)
                          Acquired      Value     ------------------------- -------------------------
                         on Exercise Realized ($) Exercisable Unexercisable Exercisable Unexercisable
                         ----------- ------------ ----------- ------------- ----------- -------------
Kerry J. Chauvin........       0           0        26,400       84,600       43,875       141,750
William A. Downey.......       0           0        10,300       38,700       16,875        65,250
Murphy A. Bourke........       0           0         9,200       34,800       15,000        58,500
Joseph P. Gallagher,
 III....................       0           0         7,600       30,000       12,000        49,500

Compensation Committee Interlocks and Insider Participation

  Huey J. Wilson, Chairman, Gregory J. Cotter, Hugh J. Kelly, and Alden J. Laborde who comprise the Compensation Committee, are non-employee directors of the Company. Alden J. Laborde has been Chairman of the Board of the Company since 1986 and was Chief Executive Officer of the Company from 1986 to 1990.

  In connection with the initial public offering of its Common Stock, the Company entered into registration rights agreements (the "Registration Rights Agreements") with Alden J. Laborde and Huey J. Wilson, pursuant to which each of them has one remaining right to require the Company to register shares of Common Stock owned by him under the Securities Act. If either one of them makes such a demand, the other one is entitled to include his shares in such registration. If the Company proposes to register any Common Stock under the Securities Act in connection with a public offering, each of Messrs. Laborde and Wilson may require the Company to include all or a portion of the shares of Common Stock held by such shareholder. The Company has agreed under the Registration Rights Agreements to pay all the expenses of registration, other than underwriting discounts and commissions.

Compensation Committee Report on Executive Compensation

  The Compensation Committee has the authority, among other things, to review, analyze, and recommend compensation programs to the Board of Directors and to administer and grant awards under the Company's employee benefit plans.

  Four directors of the Company, Huey J. Wilson, Gregory J. Cotter, Hugh J. Kelly, and Alden J. Laborde, comprise the Compensation Committee. Mr. Laborde is Chairman of the Board of the Company and was Chief Executive Officer of the Company from 1986 to 1990. Neither Mr. Wilson, Mr. Cotter, nor Mr. Kelly are present or former officers of the Company, and none of the members of the Compensation Committee are employees of the Company.

  The Company's executive compensation is comprised primarily of (i) salaries,
(ii) annual cash incentive bonuses and (iii) long-term incentive compensation in the form of stock options granted under the Long-Term Incentive Plan of the Company. The salaries of Kerry J. Chauvin, the President and Chief Executive Officer, and the other executive officers of the Company are based on their levels of responsibility and the subjective assessment of their performance.

  The Company has no formal bonus plan, but it has adopted an executive compensation policy that ties a portion of executive compensation to the short-term performance of the Company. This policy is described in footnote 1 to the "Summary Compensation Table".

  The Company also provides long-term incentives to executive officers in the form of stock options granted under the Long-Term Incentive Plan. The stock option awards are intended to reinforce the relationship between compensation and increases in the market price of the Company's common stock and to align the executive officers' financial interests with those of the Company's stockholders. The size of awards is based upon the position of each participating officer and a subjective assessment of each participant's individual performance. The table entitled "Option Grants in 1999" under the heading "Executive Compensation" sets forth the stock options granted in 1999 to four executive officers, including Mr. Chauvin, the Chief Executive Officer, based upon position and subjective assessment.

  Section 162(m) of the Internal Revenue Code limits the tax deduction to $1 million for compensation paid to certain highly compensated executive officers. Qualified performance-based compensation is excluded from this deduction limitation if certain requirements are met. No executive officer of the Company reached the deductibility limitation for 1999. The Compensation Committee believes that the stock options granted to executive officers, as discussed above, qualify for the exclusion from the deduction limitation under
Section 162(m). The Compensation Committee anticipates that the remaining components of individual executive compensation that do not qualify for an exclusion from Section 162 (m) should not exceed $1 million in any year and therefore will continue to qualify for deductibility.

                          The Compensation Committee

Huey J. Wilson, Chairman      Gregory J. Cotter      Hugh J. Kelly       Alden J. Laborde

Performance Graph

  The following graph compares the cumulative total stockholder return on the Common Stock from April 3, 1997, which is the date that the Common Stock was initially offered to the public and registered pursuant to Section 12 of the Securities Exchange Act of 1934, to December 31, 1999, with the cumulative total return of the Standard & Poor's 500 Stock Index and Standard & Poor's 500 Oil & Gas (Drilling & Equipment) Index for the same period. The returns are based on an assumed investment of $100 on April 3, 1997 in Common Stock and in each of the indexes and on the assumption that dividends were reinvested.

                    Comparison of Cumulative Total Return*
                Gulf Island Fabrication, Inc., S&P 500 Index &
                S&P 500 Oil & Gas (Drilling & Equipment) Index


                             [GRAPH APPEARS HERE]

                                 April 3, December 31, December 31, December 31,
                                   1997      1997         1998         1999
                                 -------  ------------ ------------ ------------
Gulf Island Fabrication, Inc...  $100.00    $266.67      $103.33      $125.00
S&P 500........................   100.00     130.90       168.31       203.72
S&P 500 Oil & Gas (Drilling &
 Equipment) Index..............   100.00     151.14        86.43       117.94

ASSUMES $100 INVESTED ON APRIL 3, 1997 IN GULF ISLAND FABRICATION, INC. COMMON STOCK, S&P 500 INDEX & S&P 500 OIL & GAS (DRILLING & EQUIPMENT) INDEX

* TOTAL RETURN ASSUMES REINVESTMENT OF DIVIDENDS

                  RATIFICATION OF THE APPOINTMENT OF AUDITORS

  The Board of Directors seeks shareholder ratification of the Board's appointment of Ernst & Young LLP to act as the independent auditors of the financial statements of the Company and its subsidiaries for 2000. The Board has not determined what, if any, action would be taken should the appointment of Ernst & Young LLP not be ratified. One or more representatives of Ernst & Young LLP will be available at the Meeting to respond to appropriate questions, and those representatives will also have an opportunity to make a statement.

                                 OTHER MATTERS

Quorum and Voting

  The presence, in person or by proxy, of a majority of the outstanding shares of Common Stock of the Company is necessary to constitute a quorum. Shareholders voting, or abstaining from voting, by proxy on any issue will be counted as present for purposes of constituting a quorum. If a quorum is present, (i) the election of the three directors to be elected at the Meeting will be determined by plurality vote (that is, the three nominees receiving the largest number of votes will be elected) and (ii) a majority of votes actually cast will decide any other matter properly brought before the Meeting for a vote of shareholders. Shareholders for which proxy authority to vote for any nominee for election as a director is withheld by the shareholder and shares that have not been voted by brokers who may hold shares on behalf of the beneficial owners ("broker non-votes") will not be counted as voted for the affected nominee. With respect to all other matters, shares not voted as a result of abstentions will have the same effect as votes against those matters, but broker non-votes will not be considered as voted for purposes of determining whether or not a majority of votes were cast for such matters.

Other Business

  Management has not received any notice that a shareholder desires to present any matter for action by shareholders at the Meeting and is unaware of any matter for action by shareholders at the Meeting other than the matters described in the accompanying notice. The enclosed proxy will, however, confer discretionary authority with respect to any other matter that may properly come before the Meeting or any adjournment thereof. It is the intention of the persons named in the enclosed proxy to vote in accordance with their best judgment on any such matter.

Shareholder Proposals

  Any shareholder who desires to present a proposal qualified for inclusion in the Company's proxy materials for the annual meeting of shareholders to be held in 2001 (the "2001 Annual Meeting") must forward the proposal in writing to the Secretary of the Company at the address shown on the first page of this proxy statement in time to arrive at the Company no later than November 27, 2000. The Amended and Restated Articles of Incorporation of the Company provide that shareholders intending to nominate a director must furnish timely written notice containing specified information concerning, among other things, information about the nominee and the shareholder making the nomination. In general, to be timely a shareholder's notice must be received by the Secretary of the Company not less than 45 days nor more than 90 days prior to the shareholder's meeting. The Company will be permitted to disregard any nomination that fails to comply with these procedures. Proxies solicited on behalf of the Board of Directors for the 2001 Annual Meeting will confer discretionary authority to vote with respect to any other matter properly submitted by a shareholder for action at the 2001 Annual Meeting if the Company does not, on or before February 9, 2001, receive written notice, addressed to the Secretary of the Company at the address shown on the first page of this proxy statement, that the shareholder intends to do so.

                                           By Order of the Board of Directors

                                                  /s/ Valarae L. Bates
                                                    Valarae L. Bates
                                                        Secretary

Houma, Louisiana
March 24, 2000

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                         GULF ISLAND FABRICATION, INC.

     The undersigned hereby constitutes and appoints Kerry J. Chauvin and Joseph
P. Gallagher, III or either of them proxy for the undersigned, with full power of substitution, to represent the undersigned and to vote, as designated on the reverse side, all of the shares of Common Stock of Gulf Island Fabrication, Inc. (the "Company") that the undersigned is entitled to vote held of record by the undersigned on March 10, 2000, at the annual meeting of shareholders of the Company to be held on April 27, 2000 (the "Annual Meeting"), and at all adjournments thereof.

     This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES AND FOR THE PROPOSAL LISTED ON THE REVERSE SIDE. THE INDIVIDUALS DESIGNATED ABOVE WILL VOTE IN THEIR DISCRETION ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING.

                           (PLEASE SEE REVERSE SIDE)

                    PLEASE MARK, SIGN, DATE AND RETURN YOUR
                        PROXY CARD AS SOON AS POSSIBLE!

                        ANNUAL MEETING OF SHAREHOLDERS
                         GULF ISLAND FABRICATION, INC.

                                APRIL 27, 2000

                PLEASE DETACH AND MAIL IN THE ENVELOPE PROVIDED

[X] PLEASE MARK YOUR
    VOTES AS IN THIS
    EXAMPLE.

The Board of Directors recommends a vote FOR the nominees listed below and FOR Proposal 2.

                     FOR all nominees           WITHHOLD
                   listed to the right          AUTHORITY
                   (except as marked to  to vote for all nominees
                    the contrary below)     listed to the right
1. Election of the
   nominees for            [_]                     [_]
   directors.

INSTRUCTIONS: To withhold authority to vote for any individual nominee, strike a line           NOMINEES:
through the nominee's name in the line to the right.                                              Kerry J. Chauvin
                                                                                                  Alden J. ("Doc") Laborde
                                                           FOR     AGAINST     ABSTAIN            Huey J. Wilson
2. Ratification of appointment of Ernst & Young LLP        [_]       [_]         [_]
   as independent auditors.

3. In their discretion to vote upon such other business as may properly come before the Annual Meeting of any adjournment thereof.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

Signature of Shareholder_____________________________ Signature if held jointly______________________________ Date _______, 2000

NOTE: Please sign exactly as name appears on the certificate or certificates representing shares to be voted by this proxy, as shown on the label above. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If a corporation, please sign full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized persons.